EXHIBIT 10.11



                   AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (this
"Agreement") is made as of May 1, 1997 by and among Alvina Valenta Couture Collection, Inc., a New York corporation whose principal place of business is located at 65 Deer Park Avenue, Babylon, New
York 11702 ("AVC"), Victoria McMillan and Daniel McMillan,
individuals residing at 40 Muncy Avenue, West Babylon, New York
11704 (collectively the "Shareholders") and Jim Hjelm's Private Collection, Ltd., a Delaware corporation ("JHPC") whose principal place of business is located at 225 West 37th Street, New York, New
York 10018.
          WHEREAS, the Shareholders are the owners of all of the
issued and outstanding shares of stock of all classes of AVC (the
"AVC Stock");
          WHEREAS, JHPC desires to acquire all of the AVC Stock
from the Shareholders, who desire to exchange all of their AVC
Stock for shares of common stock of JHPC, upon the terms and conditions hereinafter set forth.
          WHEREAS, the Shareholders, JHPC and AVC intend that the transactions contemplated by this Agreement qualify as a tax free
Type B reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, by reason of JHPC's acquisition of the AVC stock solely in exchange for unregistered shares of common stock of JHPC (the "JHPC Shares") with the result that JHPC shall have control of AVC immediately after the Closing Date (as hereinafter defined).
          NOW, THEREFORE, the parties hereto agree as follows:
          1.   Agreement to Exchange Stock.
               1.1  Exchange of Stock.  In reliance upon the
respective warranties, representations and covenants of the parties contained in this Agreement, and subject to the provisions of this Agreement, JHPC agrees to acquire all of the AVC Stock from the Shareholders, and each Shareholder agrees with JHPC to receive in exchange for all of their respective shares of AVC Stock, the JHPC Shares as more fully described below, effective as of the Closing
Date.
               1.2  Shares to be Issued; Cash Payment; Adjustment.
               (a)  In consideration of the Shareholders' exchange
of AVC Stock, at Closing JHPC shall issue to the Shareholders such number of JHPC Shares as set forth on Exhibit 1.2 annexed hereto,
JHPC shall agree to register 10,000 JHPC Shares in accordance with the provisions of Section 9 hereof (the "Registered Shares").
               (b)  In addition to the issuance of the JHPC Shares,
at Closing, JHPC shall make a cash payment to the Shareholders as set for on Exhibit 1.2; provided, however, the Shareholders shall pledge their JHPC shares in accordance with Section 1.3 to cover any negative book value on the Closing Balance Sheet (as defined below).
               (c)  As soon as practicable (but in no event later
than 60 days) following the Closing Date, AVC shall prepare and deliver to JHPC a balance sheet as of the Closing Date (the
"Closing Balance Sheet"). The Closing Balance Sheet shall be prepared by AVC on a basis consistent with the balance sheet included in the Financial Statements referred to in Section 2.6. Following the Closing Date, JHPC shall afford AVC and its representatives access to all books and records relating to AVC as is necessary to enable AVC to prepare the Closing Balance Sheet. On or before November 1, 1997, the Closing Balance Sheet shall be adjusted by any unknown liabilities or uncollected receivables of
AVC which were incurred prior to the Closing Date, which became known to JHPC after the Closing Date and which were not included in the Closing Balance Sheet.
               (d) JHPC may dispute any amounts reflected on the Closing Balance Sheet by giving AVC notice specifying each of the disputed items and setting forth in reasonable detail the basis for such dispute. If the Closing Balance Sheet shows a deficit of greater than $40,000 and JHPC has provided AVC notice of the dispute, then (i) if the dispute involves less than $10,000, the parties agree to split the disputed amount equally; or (ii) if the disputed amount is $10,000 or more, the parties agree to submit the items in dispute to an independent firm or person (other than a
"big six accounting firm") (the "Arbitrator"). The Arbitrator shall determine the remaining disputed amounts, which determination shall be final, conclusive and binding on all parties. The fees and disbursements of the Arbitrator shall be borne equally by the parties. If the Closing Balance Sheet shows a deficit, the
Shareholders shall either (i) promptly pay to JHPC an amount equal to the deficit or (ii) deliver to JHPC that whole number of JHPC Shares, which when multiplied by the greater of (A) $5.50 or (B)
the average bid and asked price of Common Stock as reported by
NASDAQ at the closing of the market at the date prior to delivery of the JHPC Shares, equals the amount of the deficit.
               1.3  Pledge.  At Closing, the Shareholders shall
pledge to JHPC an aggregate of 10,000 shares of their shares of
JHPC Shares, pursuant to the provisions of a pledge agreement (the "Pledge Agreement"), annexed hereto as Exhibit 1.3 (the "Pledged Shares").
               1.4   Closing.  The closing of the sale and purchase
of the AVC Stock (the "Closing") shall take place at the offices of Kalin & Banner, at 4:00 P.M. New York time on April 30, 1997 or at such other time, place or date as the parties hereto may agree (the "Closing Date").
               1.5  Transfer of AVC Stock and Payment of Purchase
Price at Closing. At the Closing, subject to the terms of this Agreement, the following transactions shall occur, and each such transaction shall be deemed to occur simultaneously with and shall be conditioned on the occurrence of each of the other transactions:
               (a) AVC Stock Certificates. The Shareholders shall deliver certificates to JHPC representing the AVC Stock, duly endorsed in blank, with any required stock transfer and other documentary stamps affixed.
               (b)  Delivery of JHPC Shares and Cash Payment to the
Shareholders.   JHPC shall deliver or instruct JHPC's transfer
agent to deliver to the Shareholders certificates representing the
JHPC Shares, registered in the respective names of the Shareholders and the cash payment described in Section 1.2(b).
               (c)  Opinions of Counsel.  Each party shall cause to
be delivered to the other the opinions of counsel in accordance with the provisions of Section 8.1 hereof.
               (d)  Employment Agreement.  Victoria McMillan and
JHPC shall execute and deliver an employment agreement between JHPC and Victoria McMillan (the "Employment Agreement"), in the form attached hereto as Exhibit 1.5(d).
               (e)  Pledge Agreement.  The Shareholders shall
execute and deliver to JHPC the Pledge Agreement in the form attached hereto as Exhibit 1.3.
               (f)  Restrictive Covenant Agreement. The
Shareholders will execute the Restrictive Covenant Agreement in the form attached hereto as Exhibit 1.5(f).
               1.6  Holdback of JHPC Shares.  Other than the
Registered Shares,  the Shareholders agree that 50% of the balance of the JHPC Shares shall not be sold, pledged, assigned,
transferred or hypothecated for a period of one year from the
Closing Date; and the remaining 50% shall not be sold, pledged, assigned, transferred or hypothecated for a period of two years from the Closing Date.
          2. Representations, Warranties and Covenants of the Shareholders and AVC. The Shareholders and AVC each hereby represent, warrant and covenant to JHPC as follows:
               2.1  Organization and Standing; Articles and Bylaws.
AVC is a corporation duly organized and validly existing under the laws of its state of incorporation and is in good standing under such laws.  AVC has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. AVC is qualified or licensed as a foreign corporation in all jurisdictions where the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary at this time. AVC has furnished JHPC with copies of its Articles of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of this
Agreement.
               2.2  Corporate Power.  AVC and each Shareholder has,
and will have at the Closing, all requisite legal and corporate power to enter into this Agreement, to sell the AVC Stock sold by the Shareholders hereunder, and to carry out and perform their obligations under the terms of this Agreement.
               2.3  Subsidiaries.  AVC has no subsidiaries.  AVC
does not own, directly or indirectly, shares of stock or other interests in any other corporation, association, joint venture, or business organization.
               2.4  Capitalization.  AVC has the authorized number
of shares of Common Stock as set forth on Schedule 2.4. All of the issued and outstanding shares of AVC have been duly authorized and validly issued, and are fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Shareholders own all of the outstanding shares of AVC Stock, free and clear of any liens or encumbrances. There are no outstanding options or other commitments to issue shares of AVC.
               2.5  Authorization.
               (a) All corporate action on the part of AVC, its officers, directors and stockholders necessary for the performance by AVC of its obligations hereunder, has been taken prior to the execution of this Agreement. This Agreement is a legal, valid, and binding obligation of the Shareholders and AVC, enforceable against them in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditor's rights, and affecting the availability of equitable remedies.
               (b)  The AVC Stock exchanged by the Shareholders
under this Agreement, when delivered to JHPC in compliance with the provisions of this Agreement, will be free of any liens or encumbrances.
               (c) No shareholder of AVC has any right of first refusal or any preemptive rights in connection with the issuance of the AVC Stock.
               2.6  Financial Statements.  AVC's financial
statements for the presented periods (the "Financial Statements")
are attached hereto as Schedule 2.6, are true and correct, have been prepared in accordance with generally accepted accounting principles consistently applied (except as disclosed therein), and fairly present the financial condition of AVC and results of the operations of AVC as of the date thereof.
               2.7  Changes in Financial Condition.  Since February
28, 1997, (a) neither the Shareholders nor AVC have entered into any transaction, which was not in the ordinary course of business, including, but not limited to, granting or releasing any lien, transferring or otherwise disposing of any assets, compromising any debt, releasing any rights of material value or granted any material concessions; (b) there has been no material adverse change in the condition (financial or otherwise), business, property, assets, or liabilities of AVC; (c) there has been no damage to, destruction of, or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of AVC; (d) AVC has not declared or paid any dividend or made any distribution on its shares; (e) AVC has not materially increased the compensation of any employee, or the rate of pay of employees as a group; (f) neither the Shareholders nor AVC has received notice that there has been a loss of any major customer of the Shareholders or AVC, nor any material order cancellation; (g)
there has been no resignation or termination of employment of any senior or key officer or employee of AVC, and neither the
Shareholders nor AVC (including, without limitation, the members of AVC's board of directors and its executive officers as of the date of this Agreement) knows of an impending resignation or termination of employment of any officer or employee of AVC that if consummated could have a materially adverse effect on the business of AVC; (h) there has been no labor dispute involving AVC or its employees and none is pending or, to the best knowledge of AVC (including, without limitation, the members of AVC's board of directors and its executive officer as of the date of this Agreement), threatened;
(i) neither the Shareholders nor any of the officers or employees of AVC have lent AVC any funds; and (j) to the best of their knowledge, there has been no other event or condition materially adversely affecting the assets or business of AVC.
               2.8 Material Contracts and Commitments. All of the material contracts, commitments, agreements and instruments to which AVC is a party are legal, valid, binding, and in full force and effect in all material respects and enforceable by AVC in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditor's rights, and except as limited by application of legal principles affecting the availability of equitable remedies. AVC is not in default under any of such contracts.  All such material contracts are attached hereto as Schedule 2.8.
               2.9  Compliance with Other Instruments, etc.      AVC is
not in violation of any term of its Articles of Incorporation or Bylaws, and neither the Shareholders nor AVC are in violation in any material respect of any mortgage, indenture, contract,
agreement, instrument, or any judgment, decree, order, statute, rule, or regulation applicable to it or them.  The execution, delivery, and performance by the Shareholders of this Agreement, and the exchange of the AVC Stock pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration or maturity of any loan or material obligation to which AVC or the Shareholders are parties or by which the Shareholders or AVC are bound, or result in the creation or imposition or any material lien, claim, charge, restriction, equity, or encumbrance of any kind whatsoever upon, or (except as contemplated herein) give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, or agreements of AVC.
               2.10 Litigation, etc.  There are no actions,
proceedings or investigations pending or threatened against AVC in any way relating to AVC, any basis therefor or threat thereof, which, either individually or in the aggregate, could result in any material adverse change in the business, prospects, conditions, affairs, or operations of AVC or in any of its properties or assets, or in any impairment of the right or ability of AVC to carry on its business as proposed to be conducted, or in any material liability on the part of AVC, or which could affect the validity of this Agreement or any action taken or to be taken in connection herewith.
               2.11 Governmental Consent, etc.  No consent,
approval or authorization of, or designation, declaration or filing with, any governmental unit or any other entity is required on the part of the Shareholders or AVC in connection with the valid execution and delivery of this Agreement, or the exchange of the
AVC Stock pursuant hereto or by this Agreement or necessary or appropriate for consummation of the transactions contemplated hereby.
               2.12 List of Properties and Assets. Schedule 2.12 attached hereto is a complete and correct list setting forth the following information:
               (i)  all real property owned of record or
beneficially by AVC and all leases of real property to which AVC is a party, with a brief description of the property and any buildings or structures located thereon and, in the case of each lease, the rental terms (including rents, termination dates and renewal conditions);
               (ii)  all licenses, leases and other rights to
personal property to which AVC is a party, with a brief description of the property to which each such license, lease or other right relates and the rental or other applicable usage terms (including rents, termination dates and renewal conditions), other than leases with respect to office equipment, fixtures and other incidental personal property none of which involves payments in excess of
$5,000 per annum and all of which in the aggregate do not involve payments in excess of $5,000 per annum;
               (iii) all personal property owned of record or beneficially by AVC other than office equipment, fixtures and other incidental personal property having an aggregate value not in excess of $5,000;
               (iv)(A) all patents, trademarks and trade names, trademark and trade name registrations, servicemark, brandmark and brand name registrations, copyrights and copyright registrations, unexpired as of the date hereof, all applications pending on said date for patents, for trademark or trade name registrations, for servicemark, brandmark or brand name registrations or for copyright registrations, and all other proprietary or trade rights, used and/or owned in whole or in part as noted thereon on said date by
AVC and (B) all other agreements to which AVC is a party which relate in whole or in part to any items of the categories mentioned in (A) next above or to other proprietary rights, whether owned by
AVC or otherwise;
               (v)  all policies of insurance in force (with a
notation as to the status of premiums paid or payable thereon)
insuring the properties, buildings, machinery, equipment, fixtures or other assets of AVC;
               (vi)  all material contracts and commitments
(including, without limitation, mortgages, leases, indentures and loan agreements) to which AVC is a party, or to which it or any of its material assets or properties is subject;
               (vii) all oral and written collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans or other incentive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, severance pay arrangements, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits for employees of AVC
(indicating, with respect to each of the persons named pursuant to
Section 2.21 below, the amount received in the fiscal period ended February 28, 1997 under each such agreement, plan or arrangement);
               (viii) the name of each bank or other financial institution from which loans, lines of credit or other credit commitments to AVC are outstanding, the amount of each such loan or commitment and the principal terms thereof;
               (ix) all arrangements respecting loans to, or guarantees of loans to, employees of AVC made by or to AVC.
          True and complete copies of all documents and true and complete written summaries of all oral agreements referred to in such list have been delivered to JHPC and its counsel.
               2.13 Books and Records.  The books and records of
AVC are in all respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial condition and results of operations of
AVC set forth in the Financial Statements referred to in Section
2.6 hereof.
               2.14 Patents, Trademarks, etc.  To the best
knowledge of AVC after due inquiry, AVC owns, or is licensed to use, all patents, trade names, trademarks, copyrights, technology, know-how and processes now used by it in connection with its business.  No trade name, trademark or service mark used by AVC is now challenged in any way or involved in any pending or threatened infringement proceeding. AVC is not a licensor in respect of any service mark or trade name or registration or application therefor, trademark, trademark registration or application, copyright, copyright registration or application, patent or patent
registration or application.  To the best knowledge of AVC, AVC is not in violation of any service mark or trade name or registration or application therefor, trademark, trademark registration or application, copyright, copyright registration or application, patent or patent registration or application of any other person.
None of the rights of AVC to any such patents, trademarks, trade names, copyrights, designs and any licenses relating thereto will be impaired in any way by the transactions contemplated by this
Agreement.
               2.15 Accounts Receivable and Accounts Payable. The accounts receivable of AVC as reflected on the Financial Statements and on Schedule 2.15 and all accounts receivable arising thereafter and prior to the Closing Date arose or will arise from bona fide transactions in the ordinary course of business. To AVC's knowledge, the accounts receivable are fully collectible, less the applicable allowance of $10,000 for doubtful accounts and subject to year-end adjustments consistent with practices in prior years.
No counterclaims or offsetting claims with respect to such accounts receivable are pending or are threatened. Said applicable allowance shall be held in escrow pursuant to the pledge agreement described in Section 1.3. The accounts payable reflected on any Financial Statements and on Schedule 2.15 and all accounts payable arising thereafter and prior to the Closing Date arose from bona fide transactions in the ordinary course of business and have been paid or if not paid, are not in default.  JHPC shall hold in escrow, pursuant to the pledge agreement described in Section 1.3,
JHPC Shares having a value equal to $5,000 to cover any accounts payable which arose prior to the Closing Date and were not included in the Closing Balance Sheet.
               2.16 Transactions with Management. Except for employment agreements which are attached hereto as Schedule 2.16,
AVC is not now, nor during the period since July 1996 (its date of incorporation) has been, a party to any contract, lease or commitment with any officer, director or stockholder of AVC, nor any "associate" of any such officers, directors or stockholders (as the term "associate" is defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act of 1933) nor are there now, or since July 1996 have there been, any loans
outstanding to any of such persons from AVC.
               2.17 Disclosure.  All facts material to the
financial condition, assets, business and prospects of AVC have been disclosed (or with respect to facts arising hereafter will be promptly disclosed prior to the Closing Date) to JHPC in writing.
No representation or warranty of AVC and the Shareholders contained in this Agreement, and no statement, certificate, schedule, list or other information furnished by or on behalf of AVC to JHPC in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the
circumstances under which they were made, not misleading.
               2.18 Title to and Condition of Properties.  AVC has
good and marketable title to all of its tangible and intangible property and assets, including those reflected in the Financial Statements (except as such assets have been sold or otherwise disposed of in the ordinary course of business), and such property and assets are subject to no mortgage or security interest,
conditional sales contract, charge, lien or encumbrance (except for the lien of current taxes not yet due and payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount, or extent and do not detract from the value of, or interfere with the present use of the
properties subject thereto or affected thereby, or otherwise impair the business operations of AVC), and AVC has not sold or disposed of any of its material property and assets or obligated itself to do so except in the ordinary course of business. Except for such minor defects as are not substantial in character and which do not have a materially adverse effect upon the validity thereof, all material real and personal property leases to which AVC is a party, are in good standing, valid and effective, and there is not under any such lease any existing default or event which with notice of lapse of time or both would constitute a default and in respect of which AVC has not taken reasonable steps to prevent such a default from occurring.
               2.19 Taxes.  AVC has timely filed all tax returns
that are required to have been filed by it prior to the date of this Agreement with appropriate federal, state, country, and local governmental agencies or instrumentalities, and each of said returns correctly reflects AVC's income, employee withholding and its tax liability required to be shown therein. AVC has paid or established reserves for all income, franchise, employee withholding and other taxes due by it as reflected on said returns.
The provisions for taxes due by AVC as shown in the Financial Statements are sufficient for the payment in full of all unpaid federal, state, county, and local taxes in respect of its business and operations for the periods then ended and all prior periods.
There is no pending dispute with any taxing authority relating to any of said returns which if determined adversely to AVC would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes. No federal income tax return of AVC has been audited nor are there any pending or threatened audits of such returns.
               2.20 Employees of AVC.  Schedule 2.20 contains a
true and correct statement of the names, dates of hire, accrued vacation and sick time and current rates of compensation of each employee (whether in the form of salary, bonuses, commissions or other supplemental compensation now or hereafter payable) of AVC.
JHPC shall have the right to inspect AVC's personnel and payroll files for all such employees on or prior to the Closing Date, at reasonable times and upon reasonable notice. AVC does not have any pension, profit-sharing, option, or other incentive or employee benefit plan (including obligations to or customary arrangements with employees for incentive compensation, allowances, vacation, severance pay or other benefits) except as listed in Schedule 2.20.
               2.21  Bank Accounts and Powers of Attorney. Schedule
2.21 sets forth a true and complete list of:
               (a)  The name of each bank in which AVC has accounts
or safe deposit boxes and the names of all persons authorized to draw thereon or have access thereto; and
               (b)  Each power of attorney granted by AVC,
identifying the nature of the power and the holder or holders thereof.
               2.22  Customers.   AVC has prepared and has in its
possession a list of its customers, which list is substantially true and correct and attached hereto as Schedule 2.22.  Schedule
2.15 indicates the amounts, if any, due by such customers to AVC.
               2.23 Brokers.  AVC has not engaged any finder,
broker, agent, financial advisor or other intermediary who has acted on behalf of AVC in connection with this Agreement or the negotiation or consummation of this Agreement or the transactions contemplated hereby who is entitled to any compensation by JHPC.
               2.24 Offering.  The offer, issuance and exchange of
the AVC Stock in conformity with the terms of this Agreement does not violate the Securities Act of 1933, as amended, or the
securities laws of the State of New York.
          3.   Representations, Warranties and Covenants of JHPC.
JHPC hereby represents, warrants and covenants to the Shareholders as follows:
               3.1  Organization and Good Standing of JHPC.  JHPC
is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. JHPC has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted.  JHPC is qualified as a foreign corporation in New York.  JHPC has furnished or will furnish AVC with copies of its Articles of Incorporation and its By-laws. Said copies are true, correct and complete and contain all amendments through the date of this
Agreement.
               3.2  Authority of JHPC.   JHPC has and will have at
Closing the full legal and corporate power and authority to enter into this Agreement, issue the JHPC Shares and carry out the terms of this Agreement.  Neither the execution or delivery of this
Agreement by JHPC, nor performance hereunder will result in a violation or breach of any term or provision nor constitute a default under any indenture, mortgage, deed of trust or other contract or agreement to which JHPC is a party. Except as provided herein, no consent of any party to any such agreement or instrument is required for the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of cancellation of, any such agreement or instrument.
               3.3  Changes in Financial Condition.  Since January
31, 1997 (a) there has been no material adverse change in the condition (financial or otherwise), business, property, assets, or liabilities of JHPC; (b) JHPC has received no notice that there has been a loss of any major customer of JHPC, nor any material order cancellation; (c) there has been no resignation or termination of employment of any senior or key officer or employee of JHPC, and
JHPC (including, without limitation, the members of JHPC's board of directors and its executive officers as of the date of this
Agreement) knows of no impending resignation or termination of employment of any officer or employee of JHPC that if consummated could have a material adverse effect on the business of JHPC.
               3.4  Compliance with Other Instruments, etc..  JHPC
is not in violation of any term of its Articles of Incorporation or Bylaws, and is not in violation in any material respect of any mortgage, indenture, contract, agreement, instrument, or any judgment, decree, order, statute, rule, or regulation applicable to
it.  The execution, delivery, and performance by JHPC of this
Agreement and the exchange of the JHPC Shares pursuant hereto, will not result in any such violation or be in conflict with or
constitute a default under any such term, or cause the acceleration or maturity of any loan or material obligation to which JHPC is a party or by which JHPC is bound, or result in the creation or imposition or any material lien, claim, charge, restriction, equity, or encumbrance of any kind whatsoever upon, or (except as contemplated herein) give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, or agreements of JHPC.
               3.5   Litigation, etc.   There are no material
actions, proceedings or investigations pending or threatened against JHPC in any way relating to JHPC, any basis therefor or threat thereof, which, either individually or in the aggregate, could result in any material adverse change in the business, prospects, conditions, affairs, or operations of JHPC or in any of its properties or assets, or in any impairment of the right or ability of JHPC to carry on its business as proposed to be
conducted, or in any material liability on the part of JHPC, or which could affect the validity of this Agreement or any action taken or to be taken in connection herewith.
               3.6  Governmental Consent, etc.  Except with respect
to the future registration of the Registered Shares, no consent, approval or authorization of, or designation, declaration or filing with, any governmental unit or any other entity is required on the part of JHPC in connection with the valid execution and delivery of this Agreement, or the exchange of the JHPC Stock pursuant hereto or necessary or appropriate for consummation of transactions contemplated.
               3.7  Brokerage and Finder's Fees.  JHPC has not
employed any broker, finder or agent, nor has JHPC become in any way obligated for finder's, broker's, agent's or similar fee with respect to the transactions referred to herein.
               3.8  Information Correct and Complete.  All
information contained in the representations and warranties made in this Section 3 by JHPC is correct and complete and will be correct and complete on the Closing Date.
               3.9  Address.  The address given for JHPC in Section
10 is its true and correct primary place of business, and it has no present intention of moving to any other state or jurisdiction.
               3.10 Opportunity to Seek Information.  The
Shareholders and AVC each has been given the opportunity to ask questions of, and receive answers from, the management of JHPC regarding the terms and conditions of this Agreement, and the transactions contemplated hereby, as well as the affairs of JHPC and related matters.
               3.11 Capitalization.  JHPC has the authority to
issue 10,000,000 shares of stock, a single class designated as
Common Stock. There are currently issued and outstanding 1,722,323 shares of Common Stock. All of the issued and outstanding shares of JHPC have been duly authorized and validly issued, and are fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.
               3.12  JHPC Shares Duly Authorized.  The shares of
Common Stock of JHPC issued to the Shareholders under this
Agreement, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances. No shareholder of
JHPC has any right of first refusal or any preemptive rights in connection with the issuance of the JHPC Shares. The issuance of the JHPC Shares in conformity with this Agreement does not violate the Securities Act of 1933, as amended, or the regulations
thereunder, or the securities laws of the State of New York.
          4.   Survival of Representations, Warranties and
Covenants. The representations, warranties and covenants contained herein shall survive the delivery, and payment for, AVC Stock for
18 months from the Closing Date (except for the representations contained in Section 2.19, which shall survive for the period during which the statute of limitations representing such taxes remains open).
          5.   Indemnification.
               5.1 Indemnification by The Shareholders. The Shareholders hereby agree to indemnify and hold harmless JHPC, its officers and directors, against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by JHPC in connection with defending any such claims or liabilities) to which any such indemnified party may become subject under the federal securities laws, under any other statutes, at common law or otherwise, insofar as such losses, claims, demands, liabilities or expenses (a) arise out of or are based upon any untrue statement of a material fact made by the Shareholders or AVC in this Agreement, or (b) arise out of an omission of a material fact, or (c) arise out of or are based upon any breach of any material representation, warranty or agreement made by the Shareholders or AVC herein or (d) arise out of the failure to disclose unaccrued trade liabilities.
          5.2 Indemnification by JHPC. JHPC hereby agrees to indemnify and hold the Shareholders harmless against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by the Shareholders in connection with defending any such claims or liabilities) to which any such indemnified party may become subject under the federal securities laws, under any such statutes, at common law or otherwise, insofar as such losses, claims, demands, liabilities or expenses (a) arise out of or are based upon any untrue statement of a material fact made by JHPC in this Agreement, (b) arise out of or are based upon any breach of any material representation, warranty or agreement made by JHPC herein or (c) arise out of an omission of a material fact.
          6. Fees and Expenses.  The Shareholders shall pay all
fees and expenses incurred by them and AVC incident to the
negotiation of this Agreement, carrying this Agreement into effect, and the consummation of the transactions contemplated hereby. JHPC shall pay all fees and expenses incurred by it incident to the negotiation of this Agreement, carrying this Agreement into effect, and the consummation of the transactions contemplated hereby.
          7.  Representation by Counsel.  All parties to this
Agreement have been represented by counsel of their own selection, which counsel participated in the drafting of this Agreement. Accordingly, no provision of this Agreement is to be construed against any party by reason that such party drafted such provision.
          8.   Conditions to Obligations of the Parties.
               8.1  The obligations of the parties under this
Agreement are subject to the satisfaction of the following
conditions at or prior to the Closing Date:
               (a) Opinion of AVC Counsel. The Shareholders and AVC shall have delivered to JHPC the opinion of McMillan, Rather,
Bennett & Rigano, P.C., counsel to the Shareholders and AVC, dated the Closing Date, and satisfactory to counsel for JHPC, to the effect that: (i) this Agreement has been duly executed by the Shareholders and AVC and constitutes the legal, valid and binding agreement of the Shareholders and AVC enforceable in accordance with its terms, subject to limitations on enforceability imposed by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditor's rights, and affecting the availability of equitable remedies; (ii) all corporate or other proceedings which were required to be taken by
AVC to enable the Shareholders or AVC to carry out this Agreement have been taken; (iii) AVC is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, with the corporate power to own or lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted, and is duly qualified to do business as a foreign corporation in every jurisdiction wherein the character of the real properties owned or leased by it makes such qualification necessary; (iv) all of the issued and outstanding shares of AVC have been duly authorized and validly issued, and are fully paid and non-assessable and none of such shares were issued in violation of any preemptive rights of stockholders; (v) to such counsel's knowledge, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated herein will result in a violation of any judicial or governmental decree, order or judgment or constitute a default or result in a termination under any material agreement or other instrument to which the Shareholders or AVC are parties or by which any of them is bound and which is known to such counsel, and to counsel's knowledge, no consent of any party to any such agreement or instrument is required for the execution, delivery or performance of this Agreement, except those which have been obtained and (vi)
to counsel's knowledge, there are no actions, suits or proceedings pending or threatened against AVC in any court, or by or before any arbitrator or governmental agency or authority.
               (b) Opinion of JHPC Counsel. JHPC shall have
delivered to the Shareholders and AVC the opinion of Kalin &
Banner, counsel to JHPC, dated the Closing Date to the effect that:
(i) this Agreement has been duly executed by JHPC and constitutes the legal, valid and binding agreement of JHPC enforceable in accordance with its terms, subject to limitations on enforceability imposed by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting enforcement of creditor's rights, and affecting the availability of equitable remedies; (ii) all corporate or other proceedings which were required to be taken by JHPC to enable it to carry out this
Agreement have been taken; (iii) JHPC is duly incorporated, validly existing and in good standing under the laws of the state of
Delaware, with the corporate power to own or lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted, and is duly qualified to do business as a foreign corporation in the state of New York;
(iv) the JHPC shares to be issued to the Shareholders have been duly authorized and validly issued, and are fully paid and non-assessable and none of such shares were issued in violation of any preemptive rights of stockholders; (v) to such counsel's knowledge, neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated herein will result in a violation of any judicial or governmental decree, order or judgment or constitute a default or result in a termination under any material agreement or other instrument to which JHPC is a party or by which it is bound, and to counsel's knowledge, no consent of any party to any such agreement or instrument is required for the execution, delivery or performance of this Agreement, except those which have been obtained.
               8.2 Legal Action. There shall not have been
instituted or threatened any legal proceeding seeking to prohibit the consummation of the transactions contemplated by this
Agreement.
               8.3  Representations Remain Accurate.
               (a)  The Shareholders shall deliver a certificate at
the Closing setting forth that the representations and warranties of AVC and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of such time, except as affected by
transactions contemplated hereby and except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.
               (b) JHPC shall deliver a certificate at the Closing setting forth that the representations and warranties of JHPC contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of such time, except as affected by transactions contemplated hereby and except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.
          9.   Registration Rights.
               9.1 Inclusion of JHPC Shares in Registration Statements. If during the one year period following the date of this Agreement, JHPC shall register any shares of its Common Stock in a registration statement, other than a Form S-8 Registration Statement, JHPC will give the Shareholders at least ten days'
advance written notice thereof and include in such registration statement (and any related qualification under Blue Sky laws or other compliance), the 10,000 JHPC Shares owned by the
Shareholders.  All costs of such registration shall be borne by
JHPC.
               9.2  Indemnification.  The respective
indemnification rights of the Shareholders and JHPC pursuant to
Section 5 of this Agreement shall apply with respect to statements or omissions made by the Shareholders or JHPC incident to any registration, qualification or compliance pursuant to this Section
9.
               9.3  Information by the Shareholders.  The
Shareholders shall furnish to JHPC such written information
regarding their proposed distribution as JHPC may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this
Section 9.
          10.  Notices.  All notices and other communications
hereunder shall be in writing and shall be deemed given if
delivered personally, or one business day after being sent by a recognized national overnight carrier or five days after being mailed (by registered or certified mail, return receipt requested, postage prepaid), in each case addressed as follows (or at such other address for a party as shall be specified by like notice):
               (a)  if to JHPC:
               Jim Hjelm's Private Collection, Ltd.
               225 West 37th Street
               New York, New York  10018
               Attention:  Mr. Joseph L. Murphy, President


               with a copy sent to

               Richard S. Kalin, Esq.
               Kalin & Banner
               757 Third Avenue-7th Floor
               New York, NY  10017


               If to the Shareholders:

               Mr. Dan McMillan
               Ms. Victoria McMillan
               40 Muncy Avenue
               West Babylon, NY 11704

               with a copy sent to:

               William Cornachio, Esq.
               McMillan, Rather, Bennett & Rigano, P.C.
               48 South Service Road
               Melville, NY 11747


          11. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.
          12. Miscellaneous. This Agreement may not be amended except by a writing signed by the parties hereto and shall be binding upon and incur to the benefit of the parties, their permitted successors and assigns. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The captions in this Agreement are for convenience only and shall not define or limit any of the terms hereof. This Agreement (including the schedules hereto and instruments referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York without reference to the conflicts of law rules thereof. The parties consent to the jurisdiction of any state or federal court sitting in the Borough of Manhattan in the State of New York and agree that any action arising out of this Agreement or its subject matter may be heard and determined in any such court. The parties waive any right to trial by jury in any such action. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.
          13.  Access to Properties and Records; Due Diligence.
On reasonable notice, AVC shall afford to JHPC and its accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing of all its properties, books, contracts, commitments and records (including but not limited to tax returns) and, during such period, shall furnish promptly to JHPC information concerning its business, properties and personnel as JHPC may reasonably request.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed by an officer duly authorized, all as of the date first written above.


                         JIM HJELM'S PRIVATE COLLECTION, LTD.



                    By:  /s/ Joseph L. Murphy
                         Joseph L. Murphy, President



                         /s/ Dan McMillan
                         Dan McMillan



                         /s/ Victoria McMillan
                         Victoria McMillan


                         ALVINA VALENTA COUTURE COLLECTION, INC.



                    By:  /s/ Victoria McMillan
                         Victoria McMillan, President













WPDOCS\HJELM\ALVNAACQ.AG1